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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Vastera, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-103090) on Form S-8 of Vastera, Inc. of our report dated January 27, 2003, with respect to the consolidated balance sheet of Vastera, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, statement of changes in stockholders' equity (deficit), and cash flows, for the year then ended, and the related financial statement schedule, which reports appear in the December 31, 2002, annual report on Form 10-K of Vastera, Inc. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements of Vastera, Inc. and its subsidiaries other than with respect to such adjustments and disclosures.

        Our report on the 2002 consolidated financial statements refers to our audit of the adjustments that were applied to restate the amounts relating to reportable segments reflected in the 2001 and 2000 consolidated financial statements, as more fully described in Note 2 to the consolidated financial statements, the adjustments to restate the revenues and costs of revenues in the 2001 and 2000 consolidated financial statements as a result of the adoption of EITF Topic D-103, as more fully described in Note 2 to the consolidated financial statements, and the revisions to include the transitional disclosures required by Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002, as more fully described in Note 2 to the consolidated financial statements.

        However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements of Vastera, Inc. and subsidiaries other than with respect to such adjustments and disclosures.

                      /s/ KPMG LLP
                      KPMG LLP

McLean, Virginia
March 17, 2003

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INDEPENDENT AUDITORS' CONSENT